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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): September 26, 2002


                          FLAG Telecom Holdings Limited
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             (Exact name of registrant as specified in its charter)


           Bermuda                  000-29207                    N/A
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(State or other jurisdiction of   (Commission             (I.R.S. Employer
         Incorporation)            File Number)        Identification Number)


              Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda
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               (Address of principal executive offices) (Zip Code)

                                 (441) 296-0909
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              (Registrants' telephone number, including area code)

                                       n/a
                    -----------------------------------------
          (former name or former address, if changed since last report)
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On April 12, 2002, FLAG Telecom Holdings Limited (the "Company") and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Southern District of New York (the "Court"). On April 23, 2002, five additional subsidiaries of the Company, including FLAG Asia Limited and FLAG Telecom Group Services Limited, filed for relief under Chapter 11 of the Bankruptcy Code with the Court.

         As disclosed by the Company in a press release dated September 26, 2002 and attached hereto as Exhibit 99.1, the Court confirmed the Plan of Reorganization (the "Plan") on September 26, 2002. The Plan and related Disclosure Statement were attached to a Current Report filed with the Securities and Exchange Commission (the "SEC") on August 13, 2002.

         Selected significant terms of the Plan are as follows:

         1. Holders of the Company's 11 5/8% Senior Notes will receive US$245 million in cash, a US$45 million promissory note (callable at $30 million for 18 months) and 5% of the common stock of the reorganized and newly incorporated holdings entity FLAG Telecom Group Limited ("New FLAG").

         2. Holders of FLAG Limited's 8 1/4% Notes will receive approximately 63% of the common stock of New FLAG.

         3. Bank lenders under a credit facility previously extended to FLAG Atlantic Limited will receive approximately 26% of the common stock of New FLAG.

         4. Certain significant trade creditors, such as Alcatel, Lucent, REACH and CIENA, will amend agreements with the Company and will receive other consideration, including, among others, notes, common stock of New FLAG and cash, as further detailed in the Plan.

         5. Trade creditors of the group, other than trade creditors of FLAG Atlantic Holdings Limited and its debtor subsidiaries, will receive a negotiated amount, reinstatement of their claims or payment in full.

         6. Trade creditors (other than Alcatel and Lucent) of FLAG Atlantic Holdings Limited and those of its subsidiaries which are debtors in the proceedings will receive pro rata rights to preference actions.

         As set forth in the Plan, current equity holders of the Company will not receive any consideration under the Plan. The Plan will become effective on or around October 7, 2002 (the "Effective Date") and as all material assets of the Company will be transferred to New FLAG on that date, as soon as practicable thereafter the Company will be liquidated in accordance with Bermuda law. The Company intends to deregister with the SEC and future filings with the SEC
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will be made by New FLAG.

         It is anticipated that New FLAG's common stock will commence trading on the Over the Counter Bulletin Board ("OTCBB") on the Effective Date or as soon as possible thereafter. The Company's common stock ceased to trade on the OTCBB on September 25, 2002 and currently can be traded only on the Over the Counter "Pink Sheets", an independent trading platform not affiliated with NASDAQ, under the ticker symbol FTHLQ. The Company's 134,139,046 issued and outstanding common stock will be canceled when the Company is liquidated. The Plan does not provide for the future issuance of new common stock in respect of claims and interests of third parties.

         For information relating to the assets and liabilities of the Company and New FLAG, please refer to the Disclosure Statement and Plan attached to a Current Report filed with the SEC on August 13, 2002.
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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)          Exhibits

Exhibit No.  Description
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99.1         Press Release dated September 26, 2002 of the Company.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FLAG TELECOM HOLDINGS LIMITED



                            By: /s/ KEES VAN OPHEM
                               ---------------------------------------
                               Kees van Ophem
                               General Counsel and Assistant Secretary





Dated:  September 30, 2002
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                                  EXHIBIT INDEX

Exhibit No.  Description
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99.1         Press Release dated September 26, 2002 of the Company.